Exhibit 99.01

Tecogen Reports Record Financial Results for Fourth Quarter and Full Year 2017
Generates Record Fourth Quarter and Annual Adjusted EBITDA(1)
of $0.5 million and $1.1 million, respectively

WALTHAM, Mass., March 21, 2018, Tecogen® Inc. (NASDAQ:TGEN, the "Company"), a leading manufacturer of clean energy products which, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer's carbon footprint, reported record revenues of $33,202,666 for the year ended December 31, 2017 compared to $24,490,386 for the same period in 2016, an increase of 35.6%. The completion of the merger with American DG Energy ("ADGE") on May 18, 2017 added $3,833,940 to revenue for the year.

Gross profit increased to $12,954,404 for the year ended December 31, 2017 compared to $9,300,678 for the prior year, a 39.3% improvement.

Income from operations was $225,152 for the year ended December 31, 2017, compared to a loss from operations of $997,451 for the year ended December 31, 2016, a significant improvement of $1,222,603 or 122.6% year-over-year.

Full year 2017 net income improved significantly to $47,436 from a loss of $1,096,283 in the prior year, an increase in profitability of $1,143,719 or 104.3%.

Excluding non-recurring merger related costs and stock compensation expense, adjusted non-GAAP EBITDA(1) was $1,102,780 for the year ended December 31, 2017 compared to adjusted non-GAAP EBITDA loss of $502,553 for the prior year, an increase of $1,605,333 or 319.4%.

Fourth quarter revenues were also record breaking at $10,264,163 delivering 44.3% in revenue growth when compared to the comparable prior year 's fourth quarter revenues of $7,111,108. Similarly, gross profit increased by 40.4% to $3,795,081 for the quarter ended December 31, 2017 compared to $2,703,622 in the prior year quarter. Profitability grew stronger in the quarter, delivering a record $268,981 in net income, compared to a $4,556 in net income reported in the fourth quarter of 2016.

On December 14, 2017, the Company repaid the convertible note to Michaelson Capital Special Fund LP of $3,150,000, plus interest, fully discharging its obligation under this agreement. As of year end 2017 total debt consisted of a note due to a related party in the amount of $850,000, plus the related accrued interest.

Speaking about the results, co-CEO Benjamin Locke noted, "2017 was a transformative year for Tecogen. We generated net income for the full year, successfully completed the acquisition of American DG Energy, and repaid most of our debt. Tecogen has now proven itself to be a viable, profitable, and scalable business. We are now moving forward into 2018 well positioned to capitalize on the opportunities that may lie ahead."

2017 Major Highlights:

Financial

•	Tecogen has attained profitability for both the year and quarter ended December 31, 2017, breaking its previous quarterly and year end revenue records.

•	Total product revenue for the full year 2017 grew 21.2% year-on-year to $12,991,283. Product revenue growth was driven by strong sales of chiller and cogeneration equipment.

Exhibit 99.01

•
Total service revenue for the full year 2017 was $16,377,443, showing 19.0% growth over the $13,768,101 in reported service related revenues in 2016. Total full year service revenue benefited from 1.8% growth in service revenues (revenue from contracted maintenance and replacement part sales) and 46.9% growth in installations revenue as the Company's turnkey installation offerings continue to gain traction with customers.

•	Full year 2017 consolidated gross margin was 39.0% compared to 38.0% in 2016, delivering a 39.3% year-on-year increase in gross profit dollars and a year-on-year gross margin improvement of 2.6%.

•
The Company achieved full year product gross margins of 38.3%, delivering 16.1% improvement over 2016 product gross margin of 33.0%. Overall, product gross margins continued to benefit from management's lean manufacturing and sourcing initiatives, including volume pricing discounts.

•
Full year 2017 service gross margin was 37.7%, a decrease from the 41.9% margin attained in 2016, due to the increase in the lower margin installation business that continues to be a growing part of our service business.

•
Energy revenue earned since the acquisition of ADGE in May 2017 was $3,833,940 providing a gross margin of 46.9% and gross profit of $1,799,422. We are encouraged with the cash flow provided by ADGE's operations thus far.

•
Sales backlog of equipment and installations has grown to $15.7 million at year end 2017 compared to $11.1 million at year end 2016, a sizable increase over prior year end backlog. Both the backlog and backlog-related revenue have consistently moved higher since management began providing backlog data in 2014. The growth is broadly attributable to all the components that comprise the backlog, namely all product sales and installation services. Current backlog stands at $17.4 million as of March 19, 2018, well ahead of the Company's stated goal of maintaining sales backlog above $10 million.

Sales & Operations

•
Product revenues rose 21.2% for the full year and 45.2% in the fourth quarter of 2017. Increasing recognition of the operational savings of the company’s engine driven chillers, particularly by the indoor agriculture industry, was a large contributor of sales growth. Cogeneration sales also rebounded from a midyear decline that followed a surge of sales in late 2016 / early 2017 related to the roll-out of the upgraded InVerde e+.

•
The company continues to cultivate and deepen its relationships with energy service companies (ESCOs). They are one of several sources of burgeoning interest in Tecogen’s products. A broad diversity of market participants are becoming increasingly comfortable with the company, its products, and its ability to deliver the most value of any combined heat and power system (CHP). In addition to direct sales, relationships with building management companies, engineering firms and energy efficiency consultants were all important contributors to product revenue growth in 2017.

•
Service contract revenue rose 1.8% for the year 2017 compared to that of 2016 and declined 7.1% on a quarterly basis. The decline is due to the consolidation of American DG Energy in May of last year, which resulted in the elimination of revenue generated by servicing ADGE’s machines. Absent this elimination, the growth of service revenue would have been solidly in-line with historical performance.

•
Installation revenue surged 46.9% for the year and 20.3% for the quarter. There is growing recognition among customers of the importance of having Tecogen do the full turnkey installation in order to fully achieve the optimal rate of return on our products.

•
Fourth quarter energy production revenue from ADGE of $1.5 million was in-line with prior results. Seasonality is the most significant contributor to any variation in revenue and gross margin, specifically summer cooling demand and winter heating demand.

•
The Federal budget bill passed into law in February 2018 extended the 10% investment tax credit (ITC) for new CHP projects to the end of 2021 and retroactively back to the start of 2017. The ITC had expired at the end of 2016. In management’s view, the ITC extension signals the growing appreciation among lawmakers and regulators for cogeneration. This appreciation extends to the state level via the continuation of state-run incentives such as the New York State Energy Research and Development Authority (NYSERDA) rebate program, New Jersey’s SmartStart program and emerging programs in other states.

Exhibit 99.01

Emissions Technology

•
Mobile Emissions Technologies. - The fourth quarter marked the dissolution of Ultra Emissions Technologies ("ULTRATEK"). Under the terms of the dissolution agreement, Tecogen Inc. retained all the non-cash assets of ULTRATEK, including all intellectual property consisting in part of two awarded patents, four patent applications, and all data and knowhow associated with the emissions testing performed by AVL.The fork truck program, which is already well under way, is sponsored in part by a grant from the Propane Education and Research Council.

Subsequent to quarter-end, on January 4, 2018, Tecogen entered into an agreement with a leading not-for-profit research and development organization with globally recognized expertise in vehicle powertrain development, including emissions after-treatment processes. The organization is performing the first phase of a three-phase program that will ultimately lead to Tecogen’s goal of creating a working prototype of the Ultera system that is fully integrated into a vehicle. The goal of this first phase, which is expected to take approximately four months, is to optimize the chemistry and design of the second stage of the Ultera two-stage catalyst system.
The project to apply Ultera to fork trucks has made substantial progress both in terms of testing and refinement of the prototype’s design. Test results are strongly encouraging and now undergoing review by the fork truck manufacturer. In addition to enabling broader indoor utilization of propane fork trucks, the successful implementation of Ultera would help manufacturers achieve increasingly strict fleet average emissions levels (FAEL), particularly in California.
“Since our last update in November, the fork truck program has advanced substantially. As testing got underway, we began to recognize that there were attainable changes to our original design that could both dramatically improve emissions as well as enhance its ability to fit into the machine’s architecture. While implementing those changes has impacted the project’s overall timing, we are in a much stronger position,” stated Robert Panora. “Our initial conversations with the fork truck manufacturer have been highly productive, as has our ongoing dialogue of the fork truck test data with PERC. The manufacturer is now undertaking a thorough review of the data. Once that review is complete, we will be able to determine the next steps. Importantly, we will be able to transfer a good deal of what we’ve learned in developing the fork truck prototype to our automotive effort.”

•
Stationary Emissions Technologies - Earlier this year, the South Coast Air Quality Management District (SCAQMD) reset its Best Available Control Technology (BACT) Guideline for stationary non-emergency electrical generators powered by a spark-ignition internal combustion engine to be consistent with its Rule 1110.2 emissions standard. SCAQMD covers the Los Angeles Basin, extends eastward to within a few miles of the Arizona border, and represents almost half of the state’s population. To date, Ultera is the only known technology that enables rich-burn engines to comply with the rule.

Tecogen’s co-CEO Benjamin Locke stated, “While it does not mark a regulatory change within SCAQMD, resetting BACT does raise our profile substantially. It alerts other regulators both within California and beyond that there is a viable way to achieve fuel-cell-like emissions with an internal combustion engine. Being listed as BACT by one regulatory body greatly eases the adoption of the standard by other regulators, thus enabling BACT, and by extension the utilization of Ultera, to spread rapidly across the country. It’s hard to overstate just how significant a sales driver this could turn out to be.”

•
Following successful operation of two Ultera kits sold several years ago, a public-sector customer in southern California has opened discussions with Tecogen to retrofit additional engines. At the customer’s request, Tecogen has provided quotes this month for Ultera systems in several large sizes and awaits feedback regarding the next steps. Robert Panora stated, “Getting a second order for a new location is a pretty powerful endorsement of Ultera’s efficacy. ”

Conference Call Scheduled for Today at 11:00 am ET

Exhibit 99.01

Tecogen will host a conference call today to discuss the fourth quarter and year end results beginning at 11:00 a.m. ET. To listen to the call dial (877) 407-7186 within the US and Canada or (201) 689-8052 from other international locations.  Participants should ask to be joined to the Tecogen year-end 2017 earnings call. We suggest call participants begin dialing at least 10 minutes before the scheduled starting time. The conference call will be recorded and available for playback one hour after the end of the call. Alternately, to register for and listen to the live webcast, go to http://tecogen.equisolvewebcast.com/q4-2017.
The earnings press release and supplemental earnings call slides will be available on the Company website at www.Tecogen.com in the “Investor Relations” section under “Financial Results” (http://ir.tecogen.com/financial-results).

About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including natural gas engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company is known for cost efficient, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 30 years, Tecogen has shipped more than 2,500 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde, InVerde e+, Ilios, Tecochill, and Ultera are registered trademarks or trademark pending registration of Tecogen Inc.

Forward Looking Statements
This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.
In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.
In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.

Exhibit 99.01

Tecogen Media & Investor Relations Contact Information:
John N. Hatsopoulos
P: 781-622-1120
E: john.hatsopoulos@tecogen.com

Jeb Armstrong
P: (781) 466-6413
E: jeb.armstrong@tecogen.com

Exhibit 99.01

TECOGEN INC
CONSOLIDATED BALANCE SHEETS
As of December 31, 2017 and 2016

	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$1,673,072	$3,721,765
Accounts receivable, net	9,536,673	8,630,418
Unbilled revenue	3,963,133	2,269,645
Inventory, net	5,130,805	4,774,264
Due from related party	585,492	260,988
Prepaid and other current assets	771,526	401,876
Total current assets	21,660,701	20,058,956
Property, plant and equipment, net	12,265,711	517,143
Intangible assets, net	2,896,458	1,065,967
Goodwill	13,365,655	40,870
Other assets	482,551	2,058,425
TOTAL ASSETS	$50,671,076	$23,741,361

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,095,285	$3,367,481
Accrued expenses	1,416,976	1,378,258
Deferred revenue	1,293,638	876,765
Loan due to related party	850,000	—
Interest payable, related party	52,265	—
Total current liabilities	8,708,164	5,622,504
Long-term liabilities:
Deferred revenue, net of current portion	538,100	459,275
Senior convertible promissory note, related party	—	3,148,509
Unfavorable contract liability, net	7,729,667	—
Total liabilities	16,975,931	9,230,288

Commitments and contingencies (Note 10)

Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,766,892 and 19,981,912 issued and outstanding at December 31, 2017 and 2016, respectively	24,767	19,982
Additional paid-in capital	56,176,330	37,334,773
Accumulated other comprehensive loss-investment securities	(165,317)	—
Accumulated deficit	(22,796,246)	(22,843,682)
Total Tecogen Inc. stockholders’ equity	33,239,534	14,511,073
Noncontrolling interest	455,611	—
Total stockholders’ equity	33,695,145	14,511,073
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,671,076	$23,741,361

Exhibit 99.01

TECOGEN INC
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Three Months Ended December 31, 2017 and 2016
(unaudited)

	2017	2016
Revenues
Products	$4,642,124	$3,196,376
Services	4,118,406	3,914,732
Energy production	1,503,633	—
	10,264,163	7,111,108
Cost of sales
Products	2,750,767	2,153,995
Services	2,737,539	2,253,491
Energy production	980,776
	6,469,082	4,407,486
Gross profit	3,795,081	2,703,622
Operating expenses
General and administrative	2,477,998	2,096,131
Selling	713,448	419,171
Research & Development	295,864	142,368
Total operating expenses	3,487,310	2,657,670
Income from operations	307,771	45,952
Other income (expense)
Interest and other income	6,593	2,413
Interest expense	(40,056)	(43,809)
Total other expense, net	(33,463)	(41,396)
Income before income taxes	274,308	4,556
Income tax provision	—	—
Consolidated net income	274,308	4,556
Income attributable to the noncontrolling interest	(5,327)	—
Net income attributable to Tecogen Inc	268,981	4,556
Other comprehensive income-unrealized gain on securities	19,681	—
Comprehensive income	$288,662	$4,556

Net income per share - basic	$0.01	$—
Net income per share - diluted	$0.01	$—
Weighted average shares outstanding - basic	24,736,707	19,964,319
Weighted average shares outstanding - diluted	23,342,627	19,964,319

Non-GAAP financial disclosure (1)
Net income attributable to Tecogen Inc	$268,981	$4,556
Interest expense, net	33,463	41,396
Depreciation and amortization, net	184,882	65,239
EBITDA	487,326	111,191
Stock-based compensation	45,439	48,866
Adjusted EBITDA	$532,765	$160,057

Exhibit 99.01

TECOGEN INC
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Years Ended December 31, 2017 and 2016

	2017	2016
Revenues
Products	$12,991,283	$10,722,285
Services	16,377,443	13,768,101
Energy production	3,833,940	—
Total revenues	33,202,666	24,490,386
Cost of sales
Products	8,012,012	7,189,225
Services	10,201,732	8,000,483
Energy production	2,034,518	—
Total cost of sales	20,248,262	15,189,708
Gross profit	12,954,404	9,300,678
Operating expenses
General and administrative	9,520,497	7,994,361
Selling	2,271,826	1,636,704
Research and development	936,929	667,064
Total operating expenses	12,729,252	10,298,129
Income (loss) from operations	225,152	(997,451)
Other income (expense)
Interest and other income	27,626	11,988
Interest expense	(155,082)	(175,782)
Total other expense, net	(127,456)	(163,794)
Income (loss) before income taxes	97,696	(1,161,245)
Income tax provision	—	—
Consolidated net income (loss)	97,696	(1,161,245)
(Income) loss attributable to the noncontrolling interest	(50,260)	64,962
Net income (loss) attributable to Tecogen Inc.	47,436	(1,096,283)
Other comprehensive loss-unrealized loss on securities	(165,317)	—
Comprehensive loss	$(117,881)	$(1,096,283)

Net income (loss) per share - basic	$0.00	$(0.06)
Net income (loss) per share - diluted	$0.00	$(0.06)
Weighted average shares outstanding - basic	23,171,033	19,295,922
Weighted average shares outstanding - diluted	23,342,627	19,295,922

Non-GAAP financial disclosure (1)
Net income (loss) attributable to Tecogen Inc	$47,436	$(1,096,283)
Interest expense, net	127,456	163,794
Depreciation and amortization, net	587,822	264,005
EBITDA	762,714	(668,484)
Stock-based compensation	183,768	165,931
Merger related expenses	156,298	—
Adjusted EBITDA	$1,102,780	$(502,553)

Exhibit 99.01

TECOGEN INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2017 and 2016

CASH FLOWS FROM OPERATING ACTIVITIES:	2017	2016

Consolidated net income (loss)	$97,696	$(1,161,245)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization, net	587,822	264,005
Loss on sale of assets	2,909	640
Recovery for losses on accounts receivable	(16,600)	(19,245)
Provision (recovery) of inventory reserve	17,000	(27,000)
Stock-based compensation	183,768	165,931
Non-cash interest expense	1,491	49,532
Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) decrease in:
Short-term investments, restricted	—	294,802
Accounts receivable	(336,051)	(3,324,310)
Unbilled revenue	(1,676,409)	(1,197,254)
Inventory, net	(298,167)	935,779
Due from related party	(325,651)	916,273
Prepaid expenses and other current assets	(47,498)	(48,771)
Other non-current assets	(32,252)	—
Increase (decrease) in:
Accounts payable	1,335,042	55,672
Accrued expenses and other current liabilities	(494,095)	311,398
Deferred revenue	375,499	65,937
Interest payable, related party	34,240	—
Net cash used in operating activities	(591,256)	(2,717,856)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(580,044)	(139,725)
Purchases of intangible assets	(453,598)	(119,665)
Cash acquired in acquisition	971,454	—
Cash paid for investment in Ultra Emissions Technologies Ltd	—	(2,000,000)
Return of investment in Ultra Emissions Technologies Ltd	2,000,000	—
Payment of stock issuance costs	(377,246)	—
Distributions to noncontrolling interest	(47,921)	—
Net cash provided by (used in) investing activities	1,512,645	(2,259,390)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for debt issuance costs	—	(2,034)
Proceeds on notes payable	—	150,000
Payments for share issuance	—	(31,053)
Payments made on loan due to related party	(3,150,000)	—
Proceeds from exercise of stock options	179,918	395,572
Proceeds from exercise of warrants	—	2,700,000
Net cash provided by (used in) financing activities	(2,970,082)	3,212,485
Change in cash and cash equivalents	(2,048,693)	(1,764,761)
Cash and cash equivalents, beginning of the year	3,721,765	5,486,526
Cash and cash equivalents, end of the year	$1,673,072	$3,721,765
Supplemental disclosure of cash flow information:

Cash paid for interest	$110,979	$126,250
Exchange of common stock for non-controlling interest in Ilios	$—	$330,852
Issuance of stock to acquire American DG Energy, net	$18,482,656	$—
Issuance of Tecogen stock options in exchange for American DG Energy options	$114,896	$—

Exhibit 99.01

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, depreciation and amortization, stock based compensation expense, and merger related expenses), which is a non-GAAP measure.  The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.